EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration
Statements (Forms S-8 No. 33-31697, 33-37409, 33-43914, 33-47453,
33-53990, 33-60464, 33-71862, 33-83148, 33-65495, 333-16417 and
333-42693) pertaining to one or more of the following: the Cirrus Logic, Inc. Amended 1987 Stock Option Plan; the Cirrus Logic, Inc. Amended 1989
Employee Stock Purchase Plan;  the Cirrus Logic, Inc. Amended 1990
Directors' Stock Option Plan; the Cirrus Logic, Inc. Amended 1991 Non-qualified Stock Option Plan; the Crystal Semiconductor Corporation 1987 Incentive Stock Option Plan; the PicoPower Technology Inc. 1992 Stock
Option Plan and the Amended 1996 Stock Plan of our report dated April
22, 1998 (except for Note 18, as to which the date is June 4, 1998), with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in this Annual Report (Form 10-K) for the year ended March 28, 1998, filed with the Securities and Exchange
Commission.

/s/Ernst & Young LLP
San Jose, California
June 17, 1998